SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20449


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) January 29, 1998
        -----------------------------------------------------------------

                              PIEMONTE FOODS, INC.
             (Exact name of registrant as specified in its charter)


                                 South Carolina
                        --------------------------------
                        (State or other jurisdiction of
                         incorporation of organization)

                 000-15696                         57-0626121
         -------------------------   ---------------------------------
          (Commission File Number)    (IRS Employer Identification No.)

 400 Augusta Street, Greenville, South Carolina       29601
 ---------------------------------------------------------------
 (Address of principal executive offices)              (Zip Code)


                                 (864) 242-0424
                         ------------------------------
                         (Registrant's Telephone Number
                              Including Area Code)


                                 Not Applicable
                         -------------------------------
                         (Former Name or Former Address,
                          if Changed Since Last Report)

ITEM 5:  OTHER EVENTS.

         On January 29, 1998, the Board of Directors of Piemonte Foods, Inc. ("Piemonte") (Nasdaq: PIFI) announced that T. Patrick Costello, President, has been elected to the additional position of Chief Executive Officer, effective immediately. Mr. Costello joined the Company 1993 following the merger of Origena and Piemonte Foods, Inc. and has served in several executive management positions since that time. He was elected to the Board of Directors in 1994.

         Mr. Earl Ritchie, a Director of Piemonte since July, 1997, will serve as interim Chairman of the Board. He has extensive management experience in manufacturing operations. Mr. W. Edward Cathey, who has been serving as controller since July, 1997, was appointed to the additional two offices of Chief Financial Officer and Treasurer.

         Messrs. Costello and Ritchie replace Virgil L. Clark, who served as Chairman and Chief Executive Officer since July, 1997 and 1992, respectively. Mr. Clark's employment contract with the Company has been terminated effective January 29, 1998. He will remain on the Board of Directors through September, 1998, which is the end of his current term.

         Piemonte Foods, Inc. is a manufacturer and distributor of pizza-related foods. Products are marketed to four distinct types of customers: food service, deli, industrial and fund raising. Most of the Company's products carry its own "Piemonte" brand name.


ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

          None.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           PIEMONTE FOODS, INC.

Date:  February 2, 1998                By: /s/ W. Edward Cathey
       ----------------------------        -----------------------------
                                           W. Edward Cathey
                                           Chief Financial Officer &
                                                   Treasurer